Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 14, 2008, by and among GETTY IMAGES, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement referenced below (“Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

RECITALS

A. On or about March 19, 2007, Borrower, Lenders and Administrative Agent entered into that certain Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the “Credit Agreement”) whereby Lenders agreed to extend certain credit facilities to Borrower.

B. Borrower has requested Lenders to (1) extend the maturity date of the credit facilities provided for in the Credit Agreement and (2) modify certain other provisions in the Credit Agreement. The purpose of this Amendment is to set forth the terms and conditions upon which Lenders will grant Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.    AMENDMENT

The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

ARTICLE II.    DEFINITIONS

As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires. Section 1.1 of the Credit Agreement is hereby amended to modify the following defined term:

“Revolving Termination Date” means June 18, 2008, unless extended pursuant to the provisions of Section 2.1(b).

ARTICLE III.    MODIFICATIONS

3.1	Revolving Commitments

Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.1	Revolving Commitments

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations and Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, Borrower may use the Revolving Commitments by borrowing, repaying or prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) Borrower may elect to extend the Revolving Termination Date from June 18, 2008, to October 3, 2008, subject to the satisfaction of the following conditions:

(i) Borrower shall have provided Administrative Agent with a written notice of its election to extend the Revolving Termination Date no later than June 1, 2008;

(ii) No Default or Event of Default shall have occurred and be continuing on the date Borrower makes its written election to extend the Revolving Termination Date or on June 18, 2008;

(iii) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on the date Borrower makes its written election to extend the Revolving Termination Date and on June 18, 2008 (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date); and

(iv) Borrower shall have paid to Administrative Agent an advisory fee in accordance with the Fee Letter.

3.2	Optional Increase in Revolving Commitment Amount

Section 2.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.8	Optional Increase in Revolving Commitment Amount

(a) Subject to the conditions set forth in Section 2.8(b), at any time on or after June 3, 2008 and prior to the Revolving Termination Date, Borrower may, up to two times, increase the Total Revolving Commitments in an amount of not less than $50,000,000, by an aggregate amount not to exceed $150,000,000, by increasing the Revolving Commitment of U.S. Bank National Association.

(b) Any increase in the Total Revolving Commitments pursuant to Section 2.8(a) shall be subject to Borrower satisfying the following conditions:

(i) Borrower shall have provided written notice to the Administrative Agent;

(ii) Borrower shall have executed and delivered to Administrative Agent a promissory note in the form approved by Administrative Agent (such approval not to be unreasonably withheld);

(iii) A Responsible Officer of Borrower shall have executed and delivered to Administrative Agent a compliance certificate certifying pro forma compliance with the Total Leverage Ratio as of the last day of the fiscal quarter of Borrower preceding by at least 45 days, the date on which Borrower’s notice of the increase in the Total Revolving Commitments is delivered to the Administrative Agent for the four consecutive fiscal quarters of Borrower then ended, based upon the assumption that the amount of the Revolving Extensions of Credit as of the last day of such fiscal quarter shall be an amount equal to the outstanding Revolving Extensions of Credit as of such date of determination plus the amount of the requested increase;

(iv) No Default or Event of Default shall have occurred and be continuing on the date Borrower provides the letter requesting an increase or on the effective date of such increase;

(v) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on the date Borrower provides the letter requesting an increase and on the effective date of such increase (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date); and

(vi) Borrower shall have paid to Administrative Agent such fees that are required to be paid by Borrower pursuant to the Fee Letter, on or before the effective date of any such increase.

(c) Any increase in the Total Revolving Commitments pursuant to Section 2.8(a) shall be effective on the Business Days immediately following the date on which Borrower satisfies the conditions set forth in Section 2.8(b). Administrative Agent shall promptly notify Borrower and Lenders of any increase in the Total Revolving Commitments pursuant to this Section 2.8 and of the Revolving Percentage of each Lender in the Total Revolving Commitments after giving effect thereto.

ARTICLE IV.    CONDITIONS PRECEDENT

The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Administrative Agent’s satisfaction:

(a) Administrative Agent shall have received this Amendment, duly executed and delivered by the parties hereto.

(b) Administrative Agent shall have received the Guarantor Acknowledgment and Consent attached to this Amendment, duly executed and delivered by each of the Guarantors.

(d) Administrative Agent shall have received an amendment to the Fee Letter in a form designated by Administrating Agent, duly executed and delivered by Borrower, as well as all fees that are required to be paid by Borrower pursuant to the Fee Letter on or before the effective date of this Amendment.

(e) There shall not exist any Default or Event of Default under the Credit Agreement or any other Loan Document.

(f) All representations and warranties of Borrower contained in the Credit Agreement and Loan Documents or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date).

(g) Administrative Agent shall have received all other fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the effective date of this Amendment.

ARTICLE V.    GENERAL PROVISIONS

5.1	Representations and Warranties

Borrower hereby represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, or otherwise made in writing in connection therewith, are true and correct in all material respects as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date). Borrower acknowledges and agrees that all of Borrower’s Indebtedness to Lenders is payable without offset, defense, or counterclaim.

5.2	Guaranty

The parties hereto agree that all guaranties guaranteeing repayment of the Loans, as amended by this Amendment, remain in full force and effect and are enforceable without defense, offset, or counterclaim.

5.3	Payment of Expenses

Borrower shall pay within 10 days after written demand therefor all costs and expenses of Administrative Agent incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including, without limitation, reasonable attorneys’ fees incurred by Administrative Agent.

5.4	Survival of Credit Agreement

The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower’s obligations under the Credit Agreement are satisfied in full.

5.5	Counterparts

This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

5.6	Statutory Notice

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

GETTY IMAGES, INC.

By	/s/ THOMAS OBERDORF
Name: Thomas Oberdorf Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, Issuing Lender and as a Lender

By	/s/ RYAN STIPE
Name: Ryan M. Stipe Title: Senior Vice President

GUARANTOR ACKNOWLEDGMENT AND CONSENT

Each of the undersigned Guarantors hereby (i) acknowledges that such Guarantor has read the foregoing First Amendment to Credit Agreement, (ii) consents to the terms of this Amendment, (iii) reaffirms such Guarantor’s obligations under the Guarantee Agreement dated as of March 19, 2007 (the “Guarantee”) and (iv) acknowledges that Guarantor’s obligations pursuant to the Guarantee remain in full force and effect, are enforceable without defense, offset or counterclaim.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

GETTY IMAGES (SEATTLE), INC.

GETTY IMAGES (MANAGEMENT COMPANY) LLC

PHOTONICA US INC.

GETTY IMAGES (US), INC.

VCG HOLDINGS LLC

MEDIOIMAGES, INC.

GETTY IMAGES (PHOTOGRAPHERS), INC. GETTY IMAGES IRELAND, INC.

GETTY IMAGES NEWS SERVICES (PRC) INC. GETTY IMAGES (PRC REPRESENTATIVE OFFICE) INC.

By:	/s/ JOHN LAPHAM
Name: John J. Lapham Title: Secretary of each